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                                 EXHIBIT NO. 12
                                 --------------


                       COMPUTATION OF RATIO OF EARNINGS TO

                                  FIXED CHARGES

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                                                                 EXHIBIT 12

                           THE PROGRESSIVE CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (millions)
                                   (unaudited)


                                                                             Nine Months Ended September 30,
                                                                        -------------------------------------
                                                                               1996                      1995
                                                                        -----------                 ---------
Income before income taxes                                                   $310.1                    $253.6
                                                                        -----------                 ---------
Fixed Charges:
     Interest and amortization on indebtedness                                 45.4                      42.8
     Portion of rents representative of the interest factor                     3.3                       3.1
                                                                        -----------                 ---------
Total fixed charges                                                            48.7                      45.9
                                                                        -----------                 ---------
Total income available for fixed charges                                     $358.8                    $299.5
                                                                        ===========                 =========
Ratio of earnings to fixed charges                                              7.4                       6.5
                                                                        ===========                 =========